UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 3 amends the Current Report on Form 8-K (the “Original 8-K”) Nucor Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2019, as amended by Amendment No. 1 and Amendment No. 2 filed with the SEC on September 26, 2019 and December 13, 2019, respectively (together, the “Amendments”), regarding, among other things, the retirement of John J. Ferriola as Chairman and Chief Executive Officer of the Company. The disclosure included in the Original 8-K, as amended by the Amendments, otherwise remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2019, the Company and Mr. Ferriola entered into a Retirement, Separation, Waiver and Release Agreement (the “Retirement Agreement”) in connection with Mr. Ferriola’s retirement from employment with the Company, effective December 31, 2019. The Retirement Agreement supersedes all previous agreements related to Mr. Ferriola’s employment with the Company, including the Executive Employment Agreement by and between the Company and Mr. Ferriola, dated as of January 30, 2002, as amended by the Amendment Agreement by and between the Company and Mr. Ferriola, effective as of November 5, 2007.

In consideration for Mr. Ferriola’s comprehensive release of claims against the Company and its affiliates and his post-employment covenants set forth in the Retirement Agreement, Mr. Ferriola will be entitled to receive monthly payments from the Company of $551,328.07 for the 24 months immediately following his retirement. Pursuant to the Retirement Agreement, Mr. Ferriola has agreed not to (i) compete with the Company during the 24-month period following his retirement, (ii) disclose proprietary and confidential information (including trade secrets) of the Company, (iii) encourage the Company’s existing or prospective customers or suppliers to purchase steel or steel products or related services from, or to provide steel or steel products or related services to, any competitor of the Company or otherwise attempt to influence any business or business negotiations such customers or suppliers may transact or have with the Company during the 24-month period following his retirement, (iv) encourage any employee of the Company to terminate his or her employment with the Company during the 24-month period following his retirement and (v) make any statements that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the Company or its affiliates. The Retirement Agreement further provides that any inventions, designs or other ideas conceived by Mr. Ferriola during his employment with the Company will be assigned to the Company. Under the terms of the Retirement Agreement, Mr. Ferriola may revoke the Retirement Agreement for a period of seven days after December 31, 2019, the date Mr. Ferriola executed the Retirement Agreement. The Retirement Agreement shall not become effective and enforceable until the seven-day revocation period has ended.

The foregoing description of the terms and conditions of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retirement, Separation, Waiver and Release Agreement, dated as of December 31, 2019, by and between Nucor Corporation and John J. Ferriola (#)

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

(#)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: January 3, 2020	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President